EXHIBIT 12.3
          UNION OIL COMPANY OF CALIFORNIA AND CONSOLIDATED SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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                                                                                                             For the Six Months
                                                                                                               Ended June 30
                                                                                                        ----------------------------
Millions of dollars                                                                                      1996                  1995
- ------------------------------------------------------------------------------------------------------------------------------------


Net earnings .......................................................................                    $363                    $152
Provision for income taxes .........................................................                     252                     104
                                                                                                         ---------------------------
   Earnings subtotal ...............................................................                     615                     256

Fixed charges included in earnings:
   Interest expense ................................................................                     147                     146
   Interest portion of rentals .....................................................                      21                      25
                                                                                                         ---------------------------
      Subtotal .....................................................................                     168                     171

Earnings available before fixed charges ............................................                    $783                    $427
                                                                                                         ---------------------------

Fixed charges:
   Fixed charges included in earnings ..............................................                     168                     171
   Capitalized interest ............................................................                       6                      16
                                                                                                         ---------------------------
      Total fixed charges ..........................................................                    $174                    $187
                                                                                                         ---------------------------

Ratio of earnings to fixed charges .................................................                     4.5                     2.3

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